Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No.333-135538) of SunGard Data Systems Inc. of our report dated March 9, 2007 relating to the financial statements which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 9, 2007